Exhibit 99.1

MRV Announces Executive Leadership Transition

CHATSWORTH, Calif., January, 31, 2013 — MRV Communications, Inc. (OTCQB: MRVC) (“MRV” or the “Company”), a leading provider of optical communications network infrastructure equipment and integration and managed services, today announced that Barry Gorsun is to retire from his role as CEO effective January 31, 2013, and the Board of Directors has appointed David Stehlin, who currently serves as MRV’s Optical Communication Systems (“OCS”) division President, to CEO of MRV effective February 1, 2013. To aid with the transition, Gorsun will serve as a consultant to MRV for the next six months.

“The Board of Directors would like to thank Barry for his exemplary leadership of MRV,” said Kenneth Traub, Chairman of MRV’s Board of Directors. “Under Barry’s leadership, we renewed the Company’s commitment to building MRV’s core OCS business, resolved long-standing contingent liabilities, sold three non-core subsidiaries in Europe and returned a substantial amount of capital to stockholders. We wish Barry well in his future endeavors and appreciate his continued service to MRV during this transition.”

Traub continued, “David Stehlin is a telecommunications industry veteran with over 20 years of experience and we are confident that he is the right leader to take MRV to the next level. Over the past nearly two years while at MRV, Dave has been instrumental in helping develop MRV’s strategic direction, leading MRV’s OCS division and securing major new customers. Dave has the Board’s full support as we move forward on our plan to strengthen and grow MRV, while building value for our stockholders.”

Stehlin joined MRV in April 2011 as the Senior Vice President of Sales and Marketing of its OCS division, and in February 2012, was appointed President of the OCS division.  He has more than two decades of telecommunications industry experience, having held executive level positions at various equipment manufacturing companies since 1990. From 2003 to March 2011, Stehlin was the president of Overture Networks, Inc., a developer and manufacturer of high-speed Carrier Ethernet edge and aggregation solutions, and president and chief executive officer of Ceterus Networks, Inc., which merged into Overture Networks under Stehlin’s direction. From 2002 to 2003, he was the president and chief executive officer of Valo, Inc., an early stage venture-backed start up focused on developing a new copper-bonding access system for North American carriers. From 1999 to 2001, he was the president and chief executive officer of OnePath Networks, Inc., a venture-backed start up building multi-service fiber optic access systems for major communications service providers. From 1990 to 1999, he was the senior vice president of sales and marketing of Keptel, Inc., then, after helping lead the sale of the business to Antec (now known as Arris), a major provider of hybrid fiber-coaxial and interconnection products to the telecommunications industry, was appointed president of Keptel and Antec’s Network Transport, division. From 1984 to 1989 he held various sales management positions with both Laser Precision and Siecor, high-end fiber optic infrastructure  equipment companies. After graduating from the U.S. Naval Academy with a bachelor of science degree in international security affairs, Stehlin served as an infantry officer in the U.S. Marine Corps. Additionally, he earned a master’s of business administration degree from National University.

Stehlin commented, “MRV is poised to leverage its long-standing legacy of innovative solutions for the optical transport, carrier Ethernet, mobile backhaul, data center and cloud computing markets. We are committed to capitalize on our strengths in serving these growing markets and to execute our strategy of developing next generation optical edge solutions. It is an exciting time for MRV and I am honored to lead the Company as we execute the next stage of our strategy to accelerate growth and deliver additional value to our stockholders.”

“I would like to thank MRV’s Board of Directors, employees and stockholders for their support and commitment during my tenure,” said Barry Gorsun, chief executive officer. “It has been a privilege to work with such a dedicated team and I appreciate the MRV employees that have and continue to work very hard to increase shareholder value and to build an exciting future for MRV. With three non-core subsidiaries divested and OCS positioned to leverage its technology to become a market leader in the optical communications market, I felt it was the right time for me to transition the leadership to Dave. I know I am leaving the Company in good hands.”

About MRV Communications, Inc.

MRV Communications, Inc. is a leading global provider of carrier Ethernet, wavelength division multiplexing optical transport, infrastructure management equipment and solutions, as well as network integration and managed services. MRV’s solutions enable the delivery and provisioning of next-generation optical transport and carrier Ethernet services over any fiber infrastructure. MRV provides equipment and services worldwide to telecommunications service providers, enterprises and governments, enabling network evolution and increasing efficiency, while reducing complexity and costs. Through its subsidiaries, MRV operates development centers in North America and Europe, along with support centers and sales offices around the world. For more information about MRV, visit http://www.mrv.com.

Forward Looking Statements

This press release may contain statements regarding future financial and operating results of MRV, management’s assessment of business trends, and other statements about management’s future expectations, beliefs, goals, plans or prospects and those of the market segments in which MRV is engaged that are based on management’s current expectations, estimates, forecasts and projections about MRV and its consolidated businesses and the respective market segments in which MRV’s businesses operate, in addition to management’s assumptions. Statements in this press release regarding MRV’s future financial and operating results, which are not statements of historical facts, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “envisions,” “estimates,” “targets,” “intends,” “plans,” “believes,” “seeks,” “should,” “could,” “forecasts,” “projects,” variations of such words and similar expressions, are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance nor guarantees that the events anticipated will occur or expected conditions will remain the same or improve. These statements involve certain risks, uncertainties and assumptions, the likelihood of which are difficult to assess and may not occur, including risks that each of its business segments may not make the expected progress in its respective market, or that management’s long-term strategy may not achieve the expected results. Therefore, actual outcomes, performance and results may differ from what is expressed or forecast in such forward-looking statements, and such differences may vary materially from current expectations.

For further information regarding risks and uncertainties associated with MRV’s businesses, please refer to the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and “Risk Factors” sections of MRV’s SEC filings, including, but not limited to, its annual report on Form 10-K for the year ended December 31, 2011, and its quarterly report on Form 10-Q for the quarter ended September 30, 2012, copies of which may be obtained by contacting MRV’s investor relations department or by visiting MRV’s website at http://www.mrv.com or the SEC’s EDGAR website at http://www.sec.gov.

All information in this release is as of January 31, 2013 unless otherwise stated. MRV undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MRV’s expectations.

Contact:

Investor Relations:
MRV Communications, Inc.
(818) 886-MRVC (6782)
ir@mrv.com

or

Media Relations:
MRV Communications, Inc.
pr@mrv.com